UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

PIONEER BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-30541	54-1278721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 East Main Street

P.O. Box 10

Stanley, Virginia 22851

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 778-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

On May 16, 2007, a shareholder of Pioneer Bankshares, Inc. (the “Company”), Richard T. Spurzem, filed a Schedule 13D with the Securities and Exchange Commission disclosing his ownership of 52,310 shares of the Company’s common stock representing an approximate 5.2% ownership interest. On May 25, 2007, Mr. Spurzem filed a Schedule 13D/A disclosing the acquisition of additional shares resulting in his ownership of 73,806 shares of the Company representing an approximate 7.3% ownership interest. Additionally, Mr. Spurzem has made multiple statements in writing to Company management regarding the Company’s future direction, including a request that the Company consider putting the Company up for sale. In response to Mr. Spurzem’s inquiries, the Company’s Board of Directors held a special meeting on May 29, 2007, during which it unanimously reaffirmed the Bank’s strategic plan and vision for the Company to remain as an independent community bank holding company. Management has advised Mr. Spurzem of its willingness to meet to discuss the Company’s future direction and will do so consistent with the Board’s position as unanimously reaffirmed at its May 29, 2007 meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER BANKSHARES, INC.

By:	/s/ THOMAS R. ROSAZZA
Thomas R. Rosazza
President and Chief Executive Officer

June 5, 2007